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                                                                    Exhibit 21.1

                      SUBSIDIARIES OF INDYMAC BANCORP, INC.

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
                                               STATE OF INCORPORATION
SUBSIDIARY                                         OR ORGANIZATION                OWNERSHIP
----------                                     ----------------------             ---------
IndyMac Capital Trust I                             Delaware                      Direct
IndyMac Intermediate Holdings, Inc.                 Delaware                      Direct
IndyMac Bank, F.S.B. (dba's: LoanWorks,             Federally Chartered Savings   Indirect
   Construction Lending Corporation of                 Bank
   America (CLCA))
IndyMac Holdings Trust (fka NIM Trust               Delaware                      Indirect
   2000-B)
IndyMac Financial Services                          California                    Indirect
   (fka First Covina Service Company)
IndyMac ABS, Inc.                                   Delaware                      Indirect
IndyMac MBS, Inc.                                   Delaware                      Indirect
IndyMac Mortgage Obligations, Inc.                  Delaware                      Indirect
IndyMac Mortgage Obligations II, Inc.               Delaware                      Indirect
IndyMac CLCA SPC I, Inc.                            Delaware                      Indirect

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